EXHIBIT 10.6
CADENCE DESIGN SYSTEMS, INC.

Incentive Stock Award Agreement
Omnibus Equity Incentive Plan
(the “Plan”)

Cadence Design Systems, Inc. (the “Company”) grants the participant named below (the “Participant”) an Incentive Stock Award pursuant to the Plan as set forth below (the “Award”). This Award is subject to the terms and conditions set forth in this Incentive Stock Award Agreement, including the additional terms and conditions for the Participant’s country of work and/or residence, if any, contained in the appendix attached hereto (the “Country Provisions”) (collectively, this “Agreement”), and in the Plan located at the Company’s Employee Stock Services’ intranet webpage; provided, however, if there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement will govern. Capitalized terms that are not defined herein will have the meanings set forth in the Plan.
Participant: [●]
ID Number: [●]
Incentive Stock Award Number: [●]
Date of Award: [●]
Number of Shares Subject to the Incentive Stock Award (“Shares”): [●]
Vesting Commencement Date: [●]
Vesting Schedule: [●]

Status of Award. On the Date of Award, the total number of Shares subject to the Award, as set forth above, will be issued in the Participant’s name and will be deposited into an escrow account with the Company’s designated stock transfer agent, pending vesting of the Shares. The Shares are subject to forfeiture until the Awards have vested and the restrictions on the Shares have lapsed in accordance with the Vesting Schedule (as set forth above) and the terms and conditions set forth in this Agreement.
Voting Rights / Rights to Dividends. The Participant will have all voting rights and rights to dividends and other distributions with respect to such Shares as of the Date of Award. The Company will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash will be subject to the same restrictions and vesting conditions as the Shares with respect to which they were distributed.  In addition, any dividends or distributions payable in cash will be withheld and paid to the Participant only as and when such vesting conditions are satisfied in the manner determined by the Company at its sole discretion.
Vesting Restrictions. On the applicable vesting date, the restrictions on each Share (subject to adjustment under the Plan) will lapse and the Shares will be made available to the Participant or, in the event of the Participant’s death, to the Participant’s estate or heirs, provided that the Participant

Omnibus Equity Incentive Plan - ISA Agreement - 1 Rev. November 2025

has remained in Continuous Status as an Employee or Consultant through such vesting date, has satisfied all obligations with regard to the Tax-Related Items (as defined below) in connection with the Award, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. No fractional shares will be issued under this Agreement.
Termination of Continuous Status as an Employee or Consultant. For purposes of the Participant’s participation in the Plan, in the event of termination of the Participant’s Continuous Status as an Employee or Consultant (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) for any reason, other than his or her death, the Participant’s Award will immediately cease to vest and any rights to the Shares subject to the Award will be forfeited without consideration to the Participant on the effective date of termination of his or her Continuous Status as an Employee or Consultant. The Participant’s Continuous Status as an Employee or Consultant will terminate effective as of the date the Participant is no longer providing services as an Employee or Consultant, with such date being as of the end of any notice period mandated under the employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement (if applicable). The Board (as defined below) will have the exclusive discretion to determine when the Participant’s Continuous Status as an Employee or Consultant has terminated for purposes of the Award.
Death of Participant. In the event of the Participant’s death before all the Shares subject to this Award have vested, if the Participant will have been in Continuous Status since the Date of Award, the number of Shares scheduled to vest one year after the Participant’s date of death will be deemed to have vested immediately prior to the Participant’s death. All other Shares will cease vesting and any rights to the Shares subject to the Award will be forfeited without compensation to the Participant.
Board Authority. Any question concerning the interpretation of this Agreement or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement will be determined by the Company’s Board of Directors or a committee of directors designated by the Board pursuant to Section 4(a) of the Plan (including any subcommittee or other person(s) to whom the committee has delegated its authority) in its sole and absolute discretion (collectively, the “Board”). Such decision will be final and binding.
Transfer Restrictions. Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of the Shares subject to the Award prior to the date the restrictions on the Shares lapse and the Shares are made available to the Participant pursuant to this Agreement will be strictly prohibited and void.
Securities Law Compliance. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales or other subsequent transfers of any Shares issued as a result of or under this Award, including without limitation (i) restrictions under the Company’s Securities Trading Policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act or any other similar applicable law (whether U.S. or non-U.S. law) covering the Award and/or the Shares subject to the Award, and (iii) restrictions as to the use of a specified brokerage firm or other agent
Omnibus Equity Incentive Plan - ISA Agreement - 2 Rev. November 2025

for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such Shares.
Insider Trading / Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s Securities Trading Policy. Further, the Participant acknowledges that he or she may be subject to insider-trading restrictions and/or market-abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, the Participant’s country of residence, which may affect his or her ability to sell or otherwise dispose of the Shares or rights to Shares (e.g., the Incentive Stock Award) or rights linked to the value of Shares during such times as the Participant is considered to have “material non-public information” regarding the Company (as defined by the laws in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Securities Trading Policy. The Participant understands and agrees that he or she should consult his or her personal legal advisor for details regarding any insider trading restrictions and/or market-abuse laws in his or her country and that the Participant is solely responsible for complying with such laws or regulations.
Certain Conditions of the Award. By accepting the Award, the Participant acknowledges and agrees that:
(a)The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)The grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted in the past;
(c)All decisions with respect to future award grants, if any, will be at the sole discretion of the Company;
(d)The Participant’s participation in the Plan will not create a right to further Continuous Status as an Employee or Consultant and will not interfere with any applicable ability of the Company (or any Affiliate) to terminate the Participant’s Continuous Status as an Employee or Consultant at any time;
(e)The Award and the Participant’s participation in the Plan will not be interpreted to form or amend an employment contract or service contract or relationship with the Company or any Affiliate;
(f)The Participant is voluntarily participating in the Plan;
(g)The Award and the Shares subject to the Award, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(h)The Award and the Shares subject to the Award, and the income from and value of the same, are not part of normal or expected compensation for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, leave-related
Omnibus Equity Incentive Plan - ISA Agreement - 3 Rev. November 2025

payments, holiday pay, pension or retirement benefits or payments or welfare benefits or similar mandatory payments;
(i)The future value of the Shares subject to the Award is unknown and cannot be predicted with certainty;
(j)Unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)If the Participant resides outside of the United States, in addition to subsections (a) through (j) above, the following provisions will also apply:
a.None of the Company, any Affiliate nor the Company or the Affiliate employing or engaging the Participant or for which the Participant otherwise renders services (the “Service Recipient") will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement;
b.No claim or entitlement to compensation or damages will arise from (i) forfeiture of the Award resulting from termination of the Participant’s Continuous Status as an Employee or Consultant (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) and/or (ii) forfeiture of the Award or recoupment of any Shares, cash or other benefits acquired pursuant to the Incentive Stock Awards resulting from the application of any Recoupment Policy (as defined below) of the Company, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement); and
c.Unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income and value of the same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate of the Company.
Data Privacy Notice and Consent. This section applies if the Participant resides and/or works outside of the European Union or European Economic Area.
(a)The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the paragraph below of this Agreement and any other Plan documents (collectively, the “Data”) by and among, as applicable, the Service Recipient, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.
(b)The Participant understands that Data may include certain personal information about him or her including, but not limited to, the Participant’s name, home address, email
Omnibus Equity Incentive Plan - ISA Agreement - 4 Rev. November 2025

address and telephone number, date of birth, social insurance number, passport number, or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Incentive Stock Awards or any other entitlement to Shares awarded, canceled, exercised, purchased, vested, unvested or outstanding in his or her favor.
(c)The Participant understands that Data will be transferred to E*TRADE Corporate Financial Services, Inc. and its affiliated companies, Charles Schwab & Co. and its affiliated companies, or such other equity plan service provider as may be selected by the Company presently or in the future (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the Participant’s country or elsewhere and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.
(d)The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents in this Agreement, in any case without cost, by contacting his or her local human resources representative. The Participant understands that he or she is providing the consents in this Agreement on a purely voluntary basis. If the Participant does not consent, or if he or she later seeks to revoke his or her consent, the Participant’s status as an Employee and/or Consultant and service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Incentive Stock Award to the Participant, or administer or maintain the Incentive Stock Award. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
(e)Upon request of the Company or the Service Recipient, the Participant agrees to provide any other executed data privacy consent form or agreement that the Company and/or the Service Recipient may deem necessary to obtain under the data privacy laws in his or her country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such consent or agreement.

Omnibus Equity Incentive Plan - ISA Agreement - 5 Rev. November 2025

Data Privacy Notice and Consent. This section applies if the Participant resides and/or works in the European Union or European Economic Area:
(a)The Participant understands information about the Company’s data processing practices in connection with the Participant’s participation in the Plan is available in the Company’s Employee and Staff Privacy Policy provided here.

(b)The Participant understands that the Company will collect the Participant’s personal data for purposes of allocating the Shares and implementing, administering and managing the Plan. The Company will also transfer the Participant’s personal data to E*TRADE Corporate Financial Services, Inc. and its affiliated companies, Charles Schwab & Co. and its affiliated companies, or such other equity plan service provider as may be selected by the Company presently or in the future (the “Designated Broker”) so that the Designated Broker can assist the Company with the implementation, administration and management of the Plan. Without limiting any other rights the Company may have, the Participant declares his or her consent to the use of his or her personal data in connection with the Plan.

(c)The Participant’s participation in the Plan and grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or the Participant withdraws his or her consent, the Participant cannot participate in the Plan. This would not affect the Participant’s salary as an Employee of the Service Recipient or payment as a Consultant of the Service Recipient, or the Participant’s service with the Service Recipient. Instead, the Company would not be able to grant the Participant the Incentive Stock Award or other awards, or administer or maintain such awards. The Participant understands that refusing or withdrawing his or consent may affect his or her ability to participate in the Plan.
Tax Obligations
(a)Responsibility for Taxes. The Participant acknowledges that, regardless of any action the Company or the Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the responsibility of the Participant and may exceed the amount actually withheld by the Company or the Service Recipient, if any.
The Participant further acknowledges that the Company and/or the Service Recipient (a) make no representations or undertakings regarding the treatment of any Tax-Related Items, including but not limited to, the grant or vesting of the Award, the subsequent sale of the Shares acquired pursuant to the vesting of the Award or the receipt of dividends, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
Further, if the Participant has become subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Service Recipient (or former Service Recipient, as
Omnibus Equity Incentive Plan - ISA Agreement - 6 Rev. November 2025

applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
The Company may refuse to issue, deliver or make available the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
(b)Withholding in Shares. Subject to applicable local law and to the extent that the Company or the Service Recipient is required to withhold Tax-Related Items with respect to the Award, the Company will require the Participant to satisfy his or her obligation for Tax-Related Items, subject to subsection (d) below, by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a Fair Market Value on the applicable vesting date (or other applicable date on which the Tax-Related Items arise) not in excess of the amount of such Tax-Related Items; provided that, if the applicable date falls on a non-trading day, the Fair Market Value will be determined based on the closing price of the Common Stock on the next available trading day.
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. For tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due.
(c)    Alternative Withholding Methods. If the Company determines in its discretion that withholding in Shares is not permissible or advisable under applicable local law, the Company may satisfy its obligations or rights for Tax-Related Items by one or a combination of the following:
(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Service Recipient;
(ii)withholding from proceeds of the sale of Shares made available upon vesting of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or
(iii)requiring the Participant to pay an amount equal to the Tax-Related Items to the Company or the Service Recipient.
(d)Withholding Rate. The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum statutory tax rate for the applicable tax jurisdiction(s), to the extent consistent with the Plan and applicable laws. If the Company determines the withholding amount using maximum applicable rates, the Participant may be entitled to a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded by the Company or the Service Recipient, the Participant may be able to seek a refund from the local tax authorities to the extent the Participant wishes to recover the over-withheld amount in
Omnibus Equity Incentive Plan - ISA Agreement - 7 Rev. November 2025

the form of a refund. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient.
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder will be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to this Agreement or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, including the Country Provisions, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)Consent to Electronic Delivery. The Participant acknowledges that the Participant has read the “Delivery of Documents and Notices” section of this Agreement and consents to the electronic delivery of the Plan documents and Agreement, as described in this section. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in this section or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Participant understands that he or she is not required to consent to electronic delivery of documents as described in this section.
Recoupment. As an additional condition of receiving the Award, the Participant agrees that the Incentive Stock Awards whether vested or unvested, and/or the Shares, cash or other benefits acquired pursuant to the Incentive Stock Awards (and any proceeds therefrom) may be subject to recoupment to the extent required (i) under the Company’s clawback policies in effect as of the date of this Agreement, or to the extent adopted following the date of this Agreement any similar policy applicable to circumstances where the Participant engages in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as they may be amended from time to time, or (ii) under applicable laws, regulations or stock exchange listing standards (collectively, the
Omnibus Equity Incentive Plan - ISA Agreement - 8 Rev. November 2025

“Recoupment Policy”). In order to satisfy any recoupment obligation arising under the Recoupment Policy, among other things, the Participant expressly and explicitly authorize the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares or other amounts acquired pursuant to the Incentive Stock Awards to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy. No recovery of compensation as described in this section will be an event giving rise to the Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company, any Affiliate and/or the Service Recipient.
Language. By participating in the Plan, the Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English to allow the Participant to understand the terms and conditions of this Agreement and Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise requirede by applicable law.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
Governing Law; Venue. This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation will be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
Country Provisions. The grant of this Award will be subject to any additional terms and conditions set forth in any Country Provisions to this Agreement for the Participant’s country of work and/or residency. Moreover, if the Participant relocates to, or becomes a resident of, one of the countries included in the Country Provisions, the additional terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Provisions constitutes part of this Agreement.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Foreign Asset / Account Reporting Requirements; Exchange Controls. The Participant acknowledges that his or her country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any sale proceeds or dividends paid on Shares acquired under the Plan). The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her
Omnibus Equity Incentive Plan - ISA Agreement - 9 Rev. November 2025

country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.

Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
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Acceptance. Failure by the Participant to accept and acknowledge this Agreement prior to the first vesting shall result in a delay of the issuance of the Shares until the Agreement has been accepted or forfeiture of the Award if the Agreement is not accepted prior to such date that allows the Company to issue the Shares by March 15th of the year following the year the Award vests).

Cadence Design Systems, Inc.
By:	_________________________________
Name:	John Wall
Title:	Sr. Vice President and Chief Financial Officer
Date:	[●], 2025
Acknowledged and Agreed:
By:	_________________________________
Name:
Date:	_________________________________

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APPENDIX
Incentive Stock Award Agreement
Country Provisions for Incentive Stock Award Agreement for Participants
TERMS AND CONDITIONS
These Country Provisions include additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant works and/or resides in one of the countries listed below.  If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency to a different country after the Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.
Certain capitalized terms used but not defined in these Country Provisions have the meanings set forth in the Plan and/or the Agreement.
NOTIFICATIONS
These Country Provisions also includes notifications regarding exchange controls, securities laws and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of November 2025. Such laws are often complex and change frequently. As a result, the Participant understands that he or she should not rely on the notifications contained in these Country Provisions as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out-of-date at the time the Participant vests in the Award or sells any Shares obtained upon such vesting.
In addition, the notifications contained in these Country Provisions are general in nature, may not apply to the Participant’s particular situation and relate to the Participant’s personal obligations with respect to participation in the Plan and, as a result, the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s individual situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or if the Participant relocates to a different country after the Award is granted, the notifications contained in these Country Provisions may not be applicable to the Participant in the same manner.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the Shares subject to the Award. The Participant understands and agrees that he or she should consult with his or her personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

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AUSTRALIA
NOTIFICATIONS
Securities Law Information. The grant of the Award is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in such Act).
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If the Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, the Participant may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, the Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where the cash amounts held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If the Participant sells Shares, or receives any cash dividends, the Participant may have exchange control obligations if the Participant holds the cash proceeds outside of Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds a certain threshold, the Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.
BELGIUM
NOTIFICATIONS
Foreign Asset/Account Reporting Information. The Participant is required to report any securities (e.g., Shares) or bank accounts (including brokerage accounts) held outside Belgium on his or her annual tax return. The first time the Participant reports the foreign security and/or bank accounts, the Participant will have to provide the National Bank of Belgium Central Contact Point with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the caption Kredietcentrales / Centrales des crédits.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by the Participant through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. The Participant should consult his or her personal tax or financial advisor for additional details.
Annual Securities Accounts Tax Information. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant
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reporting period (i.e., December 31, March 31, June 30 and September 30). Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution. The Participant understands the Participant should consult his or her personal tax advisor for more information regarding the Participant’s annual securities accounts tax payment obligations.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Award, the Participant agrees to comply with any applicable Brazilian laws and is responsible for paying and reporting any and all applicable Tax-Related Items associated with the Participant’s participation in the Plan and the sale of Shares obtained as a result of the Participant’s participation in the Plan. The Participant agrees that, for all legal purposes, (i) any benefits provided to the Participant under the Plan are the result of commercial transactions unrelated to the Participant’s employment; (ii) the Plan is not a part of the terms and conditions of the Participant’s employment; and (iii) the income from the Shares acquired under the Plan, if any, is not part of the Participant’s remuneration from employment.
Certain Conditions of the Award. This provision supplements the “Certain Conditions of the Award” section of this Agreement:
By accepting the Award, the Participant acknowledges and agrees that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to the Participant.
NOTIFICATIONS
Exchange Control Information. The Participant is required to submit a declaration of assets and rights (including Shares acquired under the Plan) held outside of Brazil if the aggregate value of such assets exceeds a threshold amount that is established annually by the Central Bank. The Participant should consult with his or her personal legal advisor to determine whether he or she will be subject to this reporting requirement.
CANADA
TERMS AND CONDITIONS
Form of Settlement. Notwithstanding any discretion contained in the Plan, the Award will be settled in Shares only.
Termination of Employment. This provision replaces the “Termination of Continuous Status as an Employee or Consultant” section of the Agreement:
For purposes of the Participant’s participation in the Plan, and except as explicitly and minimally required by applicable legislation or in the event of Participant’s death, (i) Participant’s Continuous Status as an Employee or Consultant shall be considered terminated, and (ii) Participant’s right, if any, to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in any portion of the Incentive Stock Awards, the underlying Shares, or the Plan shall be measured by, immediately cease, and shall be forfeited without consideration, effective as of the date the Participant is no longer providing services as an Employee or Consultant, with such date being as
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of the end of any minimum notice period mandated under applicable legislation in the jurisdiction where the Participant is employed or, if the Participant is a Consultant, any minimum notice period mandated under the terms of the Participant’s service agreement (if applicable) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) (the “Termination Date”).
Except as explicitly and minimally required under applicable legislation (or, in the case of a Consultant, an applicable service agreement), the Termination Date shall exclude and shall not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, common law, civil law, contract or otherwise. The Participant shall not earn or be entitled to any pro-rated vesting or other benefits or participation under the Plan for that portion of time before the Termination Date, nor shall the Participant be entitled to any compensation for lost vesting or other benefits or participation. For clarity, any reference to the termination or cessation of the Participant’s Continuous Status as an Employee or Consultant, or to a termination date or date of termination, under the Agreement or the Plan shall be interpreted to mean the Termination Date as defined herein.
As described above, if applicable employment standards legislation explicitly requires continued entitlement to vesting or other participation during a statutory notice period, the Participant's right to vest in the Incentive Stock Awards or otherwise participate in or benefit from the Plan, if any, shall terminate effective as of the last day of the Participant's minimum statutory notice period. For clarity, the Participant shall not earn or be entitled to pro-rated vesting or other benefits or participation under the Plan if the vesting date falls after the end of the Participant's statutory notice period, nor shall the Participant be entitled to any compensation for lost vesting or other benefits or participation.
Similarly, if the Participant is a Consultant and the applicable service agreement explicitly requires continued entitlement to vesting during the contractual notice period, the Participant's right to vest in the Incentive Stock Awards, if any, shall terminate effective as of the last day of the minimum contractual notice period, but the Participant shall not earn or be entitled to pro-rated vesting or other benefits or participation under the Plan if the vesting date falls after the end of the Participant's contractual notice period, nor shall the Participant be entitled to any compensation for lost vesting or other benefits or participation.
Subject to applicable legislation, if the date the Participant’s Continuous Status as an Employee or Consultant has terminated cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Board shall have the exclusive discretion to determine when the Participant’s Continuous Status as an Employee or Consultant has terminated for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
Certain Conditions of the Award. This provision replaces Section (h) of the “Certain Conditions of the Award” section of this Agreement:
(h) Except as explicitly and minimally required under applicable legislation, the Award and the Shares subject to the Award, and the income from and value of the same, are not part of normal or expected compensation for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service
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awards, leave-related payments, holiday pay, pension or retirement benefits or payments or welfare benefits or similar mandatory payments;
Certain Conditions of the Award. This provision replaces Subsection b. of Section (k) of the “Certain Conditions of the Award” section of this Agreement:
b. Except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages will arise from (i) forfeiture of the Award resulting from termination of the Participant’s Continuous Status as an Employee or Consultant (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) and/or (ii) forfeiture of the Award or recoupment of any Shares, cash or other benefits acquired pursuant to the Incentive Stock Awards resulting from the application of any Recoupment Policy (as defined below) of the Company, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement); and
The following provision will apply if the Participant is a resident of Quebec:
French Language Documents. A French translation of this Agreement and the Plan will be made available to the Participant concurrently with this Agreement. The Participant understands that, from time to time, additional information related to the Incentive Stock Awards may be provided in English and such information may not be immediately available in French. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of the Plan and this Agreement will govern the Participant’s participation in the Plan.
Data Privacy Notice and Consent. This provision supplements the applicable “Data Privacy Notice and Consent” section of this Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, the Service Recipient, its Affiliates and the plan administrator to disclose and discuss the Plan with their respective advisors, including the Designated Broker. The Participant further authorizes the Service Recipient, the Company and its Affiliates to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges and agrees that the Participant’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, the Participant also acknowledges that the Company, the Service Recipient, its Affiliates and the Designated Broker may use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
NOTIFICATIONS
Securities Law Information. Shares acquired through the Plan may be sold through the Designated Broker, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the Nasdaq Global Select Market).
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Foreign Asset/Account Reporting Information. Specified foreign property, including Shares acquired under the Plan and other rights to receive Shares (e.g., Incentive Stock Awards) of a non-Canadian company held by the Participant must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds CAD 100,000 at any time during the year. Thus, such rights must be reported – generally at a nil cost – if the CAD 100,000 cost threshold is exceeded because other specified foreign property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.
CHINA
TERMS AND CONDITIONS
Mandatory Sale Restriction. Due to exchange control considerations in the People’s Republic of China (“PRC”), the Company reserves the right to require the sale of any Shares issued to the Participant upon vesting of the Incentive Stock Awards, either (i) immediately upon vesting of the Incentive Stock Awards, (ii) within ninety (90) days following the termination of the Participant’s Continuous Status as an Employee or Consultant, or (iii) within any other such time frame as may be required by the PRC State Administration of Foreign Exchange.
By accepting the Award, the Participant acknowledges that he or she understands and agrees that the Company is authorized to, and may in its sole discretion, instruct the Designated Broker to assist with the mandatory sale of Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Designated Broker to complete the sale of such Shares. The Participant acknowledges that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the proceeds, less any Tax-Related Items and brokerage fees or commissions, will be remitted to the Participant in accordance with any applicable exchange control laws and regulations.
Exchange Control Restrictions. By accepting the Award, the Participant understands and agrees that, due to exchange control laws in China, the Participant is not permitted to transfer any Shares acquired under the Plan out of the Participant’s account established with the Designated Broker, and that the Participant will be required to immediately repatriate all proceeds due to the Participants as a result of his or her participation in the Plan, including any proceeds from the sale of Shares acquired under the Plan to China.
The Participant further understands that such repatriation of the proceeds will need to be effected through a special exchange control account established by the Company, the Service Recipient, or an Affiliate in China, and the Participant hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Participant in China. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that he or she may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, the Participant acknowledges that the Company is under no obligation to secure any particular currency conversion rate, and that it may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant acknowledges and agrees that he or she bears the risk of any currency conversion rate fluctuation between the date that the Shares are sold and the date of conversion of the proceeds to
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local currency. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
CZECH REPUBLIC
NOTIFICATIONS
Exchange Control Information. The Participant may be required to notify the Czech National Bank that the Participant acquired Shares under the Plan and/or that the Participant maintain a foreign account. Such notification will be required if (i) the aggregate value of the Participant's foreign direct investments is CZK 2,500,000 or more, (ii) the Participant have a certain threshold of foreign financial assets, or (iii) the Participant is specifically requested to do so by the Czech National Bank. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable reporting obligations.
DENMARK
TERMS AND CONDITIONS
Danish Stock Option Act. By accepting the Award, the Participant acknowledges that he or she has received an Employer Statement translated into Danish, which includes a description of the terms of the Incentive Stock Award as required by the Danish Stock Option Act, as amended with effect from January 1, 2019 (the “Act”), to the extent that the Act applies to the Incentive Stock Award.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Participant establishes an account holding cash or Shares outside Denmark, the Participant must report the account and deposits on the Participant’s annual tax return in the section on foreign affairs and income.
FINLAND
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English. By accepting the Award, the Participant confirms having read and understood the Plan and this Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

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NOTIFICATIONS
Foreign Asset/Account Reporting Information. French residents must report all foreign bank and brokerage accounts on an annual basis (including accounts opened, held, used and/or closed during the tax year) on a special form together with the income tax return. Failure to report triggers a significant penalty.
GERMANY
NOTIFICATIONS
Exchange Control Information.  Cross-border payments in excess of EUR 50,000 must be reported to the German Federal Bank (Bundesbank). If the Participant makes or receives a payment in excess of this amount (e.g., if the Participant sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover the Tax-Related Items, the Participant must report the payment and/or the value of the Shares withheld or sold to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeine Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.
Foreign Asset/Account Reporting Information. The Participant understands that if his or her acquisition of Shares under the Plan leads to a so-called “qualified participation” at any point during the calendar year, the Participant may need to report the acquisition when he or she files his or her tax return for the relevant year. A “qualified participation” is attained only if (i) the value of the Shares acquired exceeds EUR 150,000 and the Participant holds Shares reaching or exceeding 1% of the Company’s total Common Stock or (ii) in the unlikely event the Participant holds Shares exceeding 10% of the Company’s total Common Stock.
GREECE
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Participant acquires Shares under the Plan, the Participant must report such foreign assets on the Participant’s annual tax return.
HUNGARY
There are no country-specific provisions.
INDIA
TERMS AND CONDITIONS
Form of Settlement. Notwithstanding any discretion contained in the Plan, the Award will be settled in Shares only.

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NOTIFICATIONS
Exchange Control Information. The Participant must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of Shares) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. In the alternative, the Participant may be permitted to reinvest the funds received from participation in the Plan into shares of publicly-listed foreign companies, provided that the Participant’s ownership remains below 10% of the foreign entity’s equity share capital. The Participant should obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or the Service Recipient requests proof of repatriation. The Participant may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Service Recipient to enable them to comply with their filing requirements under exchange control laws in India.
Foreign Asset/Account Reporting Information. The Participant must declare the following items in his or her annual tax return: (i) any foreign assets held (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which the Participant has signing authority. The Participant is responsible for complying with this reporting obligation and should consult his or her personal tax advisor in this regard.
IRELAND
There are no country-specific provisions.
ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgment. By accepting the grant of the Award, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including these Country Provisions and has reviewed the Plan and the Agreement (including these Country Provisions) in their entirety and fully understands and accept all provisions of the Plan and the Agreement (including these Country Provisions).
The Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Vesting Schedule; Settlement; Status of Award; Voting Rights / Rights to Dividends; Vesting Restrictions; Termination of Continuous Status as an Employee or Consultant; Certain Conditions of the Award; Tax Obligations; Language; Governing Law and Venue; Country Provisions; Imposition of Other Requirements; and Data Privacy Notice and Consent for participants residing and/or working in the European Union or European Economic Area.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If, at any time during the fiscal year, the Participant holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, the Participant is required to report these assets on his or her annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to the Participant if he or she is the beneficial owner of foreign financial assets under Italian money laundering provisions. The
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Participant should consult his or her personal tax advisor to ensure compliance with the applicable requirements.
JAPAN
NOTIFICATIONS
Exchange Control Information. If the Participant acquires Shares valued at more than JPY 100 million in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares. The Participant should consult his or her personal tax advisor to determine the applicable reporting obligations.
Foreign Asset/Account Reporting Information.  The Participant is required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report will be due by June 30 each year. The Participant is responsible for complying with this reporting obligation if applicable to the Participant and should consult his or her personal tax advisor in this regard.
LUXEMBOURG
NOTIFICATIONS
Exchange Control Information. Luxembourg residents must report any inward remittance of funds to the Banque Centrale de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within fifteen (15) working days following the month during which the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it will generally fulfill the reporting obligation on the Participant's behalf; otherwise the Participant will have to report the transaction themself.
MEXICO
TERMS AND CONDITIONS
No Entitlement or Claims for Compensation. These provisions supplement the “Certain Conditions of the Award” section  of this Agreement:
Modification. By accepting the Award, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement. The Award grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 2655 Seely Avenue, Building 5, San Jose, California 95134 U.S.A., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis, nor does it establish any rights between the Participant and the Service
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Recipient. Further, the Participant agrees that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service contract, if applicable.
Plan Document Acknowledgment. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Agreement, the Participant further acknowledges that the Participant has read and specifically and expressly approved the terms and conditions in the “Certain Conditions of the Award” section  of this Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent or Affiliate are not responsible for any decrease in the value of the Shares underlying the Award.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the Participant’s participation in the Plan and therefore grants a full and broad release to the Service Recipient, the Company and any Parent or Affiliate with respect to any claim that may arise under the Plan.
Spanish Translation
Sin derecho a compensación o reclamaciones por compensación. Estas disposiciones complementan la sección “Ciertas Condiciones de la Adjudicación” del presente Acuerdo:
Modificación. Al aceptar las Premio de Acciones de Incentivo (el “Premio”), el Empleado entiende y acuerda que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.
Declaración de Política. El Premio que la Compañía está haciendo de conformidad con el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.
La Compañía, con oficinas registradas ubicadas en 2655 Seely Avenue, Building 5, San Jose, California 95134, EE.UU. es únicamente responsable de la administración del Plan y la participación en el Plan y la adquisición de Acciones no establece, de forma alguna, establecer una relación de trabajo entre el Empleado y la Compañía, ya que el Empleado está participa en el Plan de una base totalmente comercial, y tampoco establece ningún derecho entre el Empleado y el Patrón. Asimismo, el Empleado acuerda que cualquier modificación al Plan o a su terminación no generarán un cambio o impedimento en los términos y condiciones derivados de su contrato de servicios.
Reconocimiento del Documento del Plan. Al aceptar el Premio, el Empleado reconoce que el Empleado ha recibido copias del Plan, ha revisado el Plan y el Contrato en su totalidad y entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.
Adicionalmente, mediante la firma del Contrato, el Empleado reconoce que el Empleado ha leído y específica y expresamente ha aprobado los términos y condiciones del sección “Ciertas Condiciones de la Adjudicación” de este Acuerdo, en el que claramente se ha descrito y
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establecido que: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía y cualquier empresa Matriz o Afiliada no son responsables por cualquier disminución en el valor de las Acciones subyacentes a al Premio.
Finalmente, el Empleado de acuerdo en que el Empleado no se reserva ninguna acción o derecho para interponer cualquier demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y, por lo tanto, otorga finiquito al Patrón, la Compañía y cualquier empresa Matriz o Afiliada con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del Plan.
NOTIFICATIONS
Securities Law Information. Any Incentive Stock Award offered under the Plan and the Shares underlying the Incentive Stock Award have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan and any other document relating to any Incentive Stock Award may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and its Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees or contractors of the Company or one of its Affiliates, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
POLAND
NOTIFICATIONS
Exchange Control Information. Information regarding bank or brokerage accounts holding cash and securities (including Shares) outside of Poland must be reported on a quarterly basis to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold. Any transfer of funds in excess of a certain threshold into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions should be retained for a period of five (5) years as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
Language Consent. The Participant hereby expressly declares that the Participant has full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and this Agreement.
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Conhecimento da Lingua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Agreement em inglés).
ROMANIA
TERMS AND CONDITIONS
Language Consent.  By accepting the Incentive Stock Award, the nParticipant acknowledges that The Participant is proficient in reading and understanding English and fully understands the terms of the documents related to the Incentive Stock Award (this Agreement and the Plan), which were provided in the English language.  The Participant accepts the terms of these documents accordingly.
Consimtamant cu privire la limba.  Prin acceptarea ISA, Participantul confirmă că abilitatea de a citi și înțelege limba engleză și înțelege pe deplin termenii ISA (Acordul și Planul), care au fost furnizate în limba engleză. Participantul acceptă termenii acestor documente.
NOTIFICATIONS
Exchange Control Information. The Participant is not required to seek special authorization from the National Bank of Romania in order to open or maintain a foreign bank account. However, if the Participant remits foreign currency into Romania (e.g., proceeds from the sale of Shares), the Participant may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation.
SLOVAK REPUBLIC
There are no country-specific provisions.
SINGAPORE
NOTIFICATIONS
Securities Law Information. The Award under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Hence, statutory liability under the SFA in relation to the content of the prospectuses will not apply. The Award granted under the Plan is subject to section 257 of the SFA and the Participant understands that he or she should not sell or offer to sell, any Shares directly to any person or entity in Singapore unless such sale or offer is made (i) six months or more after the date of grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

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Director Notification Information. Any director, associate director or shadow director of a Singapore Affiliate or Related Entity is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Affiliate or Related Entity in Singapore in writing when receiving or disposing of an interest (e.g., Rights or Shares) in the Company or in any Affiliate or Related Entity. Such notifications must be made within two days of acquiring or disposing of an interest in the Company or any Affiliate or Related Company, or within two days of becoming a director if such an interest is held at that time.
SOUTH KOREA
NOTIFICATIONS
Exchange Control Information. If the Participant sells Shares acquired under the Plan or receives cash dividends, the Participant may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD 5,000 (per transaction) and deposited into a non-Korean bank account. A report may not be required if proceeds are deposited into a non-Korean brokerage account. The Participant is responsible for complying with any applicable exchange control reporting obligations in Korea and the Participant should consult his or her personal legal advisor to determine his or her personal reporting obligations.
Foreign Asset/Account Reporting Information. The Participant must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds the applicable threshold on any month-end date during a calendar year. The Participant should consult his or her personal tax advisor to determine his or her personal reporting obligations.
SPAIN
TERMS AND CONDITIONS
Nature of Award. This provision supplements the “Certain Conditions of the Award” section of the Agreement:
By accepting the Award, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award under the Plan to certain Participants throughout the world. This is a limited decision that is entered into upon the express assumption and condition that (i) any grant will not economically bind the Company, the Service Recipient or any Affiliate on an ongoing basis, other than as expressly set forth in the Plan and the Agreement, (ii) the Award and any underlying Shares shall not become part of any employment contract or other service contract (whether with the Company, the Service Recipient, or any Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever, and (iii) except as provided for in the “Certain Conditions of the Award” section of the Agreement, the Award shall cease vesting upon the termination of the Participant’s Continuous Status as an Employee or Consultant, as detailed below. Furthermore, the Participant understands that the Participant will not be entitled to continue vesting in this Award upon the termination of the Participant’s Continuous Status as an Employee or Consultant.
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The Participant understands and agrees that, as a condition of the grant of the Award, upon the date of termination of the Participant’s Continuous Status as an Employee or Consultant for any reason (including the reasons listed below), all Awards that have not yet vested (or that do not become vested in connection as a result of the Participant’s death) shall be forfeited, as described in the “Termination of Continuous Status as an Employee or Consultant” section of the Agreement. In particular, the Participant understands and agrees that any Awards that have not yet vested (or that do not become vested in connection as a result of the Participant’s death) as of the date of termination of the Participant’s Continuous Status as an Employee or Consultant shall be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of the Participant’s Continuous Status as an Employee or Consultant by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.
In addition, the Participant understands that this Award would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken, or should any of the conditions not be met for any reason, any grant of or right to this Award shall be null and void.
NOTIFICATIONS

Securities Law Information. The Award described in the Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with this Award. Neither the Plan nor the Agreement (which includes these Country Provisions) have been nor will they be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Information. If the Participant holds 10% or more of the share capital of the Company or such other amount that would entitle the Participant to join the Board, the acquisition, ownership and disposition of stock in a foreign company (including Shares) must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones of the Ministry of Industry, Trade and Tourism, generally within one month of the acquisition.
The Participant is also required to electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the securities held in such accounts (including Shares acquired under the Plan) if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds EUR 1 million.
Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances / positions as of December 31 exceed EUR 1 million, no such declaration must be filed unless expressly required by the Bank of Spain.  If any of such thresholds were exceeded during the current year, the Participant may be required to file the relevant declaration corresponding to the prior year; however, a summarized
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form of declaration may be available. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable exchange control reporting requirements.
Foreign Asset/Account Reporting Information. To the extent that the Participant holds rights or assets (e.g., cash or Shares held in a bank or brokerage account) outside of Spain with a value in excess of EUR 50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on the Participant’s tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than EUR 20,000. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting requirements.
SWEDEN
TERMS AND CONDITIONS
Tax Obligations. This provision supplements the “Tax Obligations” section of this Agreement:
Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the “Tax Obligations” section of this Agreement, by accepting the Award, the Participant authorizes the Company and/or the Service Recipient by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award or withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) to satisfy Tax-Related Items, regardless of whether the Company and/or the Service Recipient have an obligation to withhold such Tax-Related Items.
SWITZERLAND
NOTIFICATIONS
Securities Law Information. Neither this document nor any other materials relating to the offer of participation in the Plan (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
TAIWAN
NOTIFICATIONS
Securities Law Information. The offer of participation in the Plan is available only for eligible Employees and Consultants. The offer of participation in Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to USD 10 million per year.
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If the transaction amount is TWD 500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
NOTIFICATIONS
Exchange Control Information. If the Participant receives proceeds from the sale of Shares or cash dividends in relation to the Shares in excess of USD 1 million in a single transaction, the Participant must immediately repatriate the funds to Thailand (or utilize such funds offshore for permissible purposes) and convert the funds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The Participant is also required to provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank.
If the Participant does not repatriate such funds and utilizes them offshore for permissible purposes (i.e., purposes not listed in the negative list prescribed by the Bank of Thailand), the Participant must obtain a waiver of the repatriation requirement from a commercial bank in Thailand by submitting an application and supporting documents evidencing that such funds will be utilized offshore for permissible purposes.
UNITED ARAB EMIRATES
NOTIFICATIONS
Securities Law Information. The Agreement, the Plan, and other incidental communication materials related to the Incedntive Stock Award are intended for distribution only to individuals providing service to the Company, the Service Recipient or any Affiliate for the purposes of an incentive scheme. The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
UNITED KINGDOM
TERMS AND CONDITIONS
Tax Obligations. This provision supplements the “Tax Obligations” section of this Agreement:
Without limitation to the “Tax Obligations” section of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
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Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provisions will not apply. The Participant understands that, in the event he or she is an executive officer or director and the income tax is not collected by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable for the value of any NICs due on this additional benefit.
UNITED STATES OF AMERICA
There are no country-specific provisions.

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